                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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Notes:

                             MICROSEMI CORPORATION

                                 ------------

                 NOTICE OF ANNUAL MEETING ON FEBRUARY 25, 1997
                              AND PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
     GENERAL INFORMATION..................................................    1
     ANNUAL REPORT........................................................    2
     OUTSTANDING VOTING SECURITIES........................................    2
     VOTING PROCEDURES....................................................    2
     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       AND MANAGEMENT.....................................................    3
     ELECTION OF DIRECTORS (Proposal 1)...................................    5
     DIRECTORS............................................................    5
     EXECUTIVE OFFICERS...................................................    7
     INFORMATION REGARDING THE BOARD OF DIRECTORS
       AND ITS COMMITTEES.................................................    8
     EXECUTIVE COMPENSATION...............................................    9
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................   11
     SECTION 16(a) REPORTS................................................   11
     COMPENSATION COMMITTEE INTERLOCKS
       AND INSIDER PARTICIPATION..........................................   12
     COMPENSATION COMMITTEE REPORT........................................   12
     PERFORMANCE GRAPH....................................................   15
     STOCKHOLDER PROPOSALS................................................   16
     INDEPENDENT ACCOUNTANTS..............................................   16
     OTHER MATTERS........................................................   16

                             MICROSEMI CORPORATION
                                 P.O. Box 26890
                       Santa Ana, California  92799-6890

                                --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on February 25, 1997

                                --------------

TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROSEMI CORPORATION (the "Company") will be held at the offices of the Company, 2830 South Fairview Street, Santa Ana, California 92704, on Tuesday, February 25, 1997 at 10:00 a.m., Pacific Standard Time, for the following purposes:

        1. To elect six (6) directors, each for the term of one (1) year or until his successor shall have been duly elected and qualified (Proposal 1); and

        2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on January 10, 1997 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.


                                    By Order of the Board of Directors,


Santa Ana, California               /s/ DAVID R. SONKSEN
January 17, 1997                    -----------------------------------
                                    David R. Sonksen
                                    Secretary

IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS, WHETHER THEY EXPECT TO ATTEND THE MEETING IN PERSON OR NOT, ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED AT THE ANNUAL MEETING, AND STOCKHOLDERS OF RECORD WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.


ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE REQUESTED IN WRITING ADDRESSED
TO:

MICROSEMI CORPORATION, P.O. BOX 26890, SANTA ANA, CALIFORNIA 92799-6890,
ATTENTION:  DAVID R. SONKSEN, SECRETARY.

                             MICROSEMI CORPORATION
                                P. O. Box 26890
                        Santa Ana, California 92799-6890
                 ----------------------------------------------


                                PROXY STATEMENT

                              GENERAL INFORMATION

          THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF MICROSEMI CORPORATION (THE "COMPANY") TO BE USED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 25, 1997, AT 10:00 A.M., PACIFIC STANDARD TIME, AT THE OFFICES OF THE COMPANY, 2830 SOUTH FAIRVIEW STREET, SANTA ANA, CALIFORNIA 92704, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (THE "MEETING"). SHARES REPRESENTED BY A VALID PROXY IN THE ENCLOSED FORM ("PROXY") WILL BE VOTED AS SPECIFIED IF EXECUTED AND RECEIVED IN TIME FOR THE MEETING. IF A CHOICE IS NOT SPECIFIED IN THE PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED BELOW.

          A stockholder who executes and returns the accompanying Proxy may revoke it at any time prior to its being voted by signing another Proxy bearing a later date, or by signing a written notice of revocation and, in either case, delivering the proxy or notice to the Secretary of the Company by mail prior to the Meeting or in person at the Meeting. Execution of the Proxy also will not in any way affect a stockholder's privilege to attend the Meeting and to vote in person, provided that the stock is held of record in the stockholder's name.

          The costs of Proxy solicitation will be paid by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails. The Company will reimburse banks, brokerage houses, and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy material to the beneficial owners of the shares held by them. Proxies may be solicited by directors, officers or other regular employees of the Company in person or by telephone or facsimile as part of their regular duties and without special payment therefor, except reimbursement of incidental costs.

          This Notice of Annual Meeting, Proxy Statement and Proxy are first being mailed to stockholders on or about January 17, 1997.

                                 ANNUAL REPORT
                                 --------------

          The Annual Report to Stockholders for the fiscal year ended September 29, 1996, including audited financial statements, accompanies this Proxy Statement. Such report is not to be regarded as proxy soliciting material and is not incorporated into this Proxy Statement. THE ANNUAL REPORT TO STOCKHOLDERS AND THE FORM 10-K, INCLUDING ANNUAL FINANCIAL STATEMENTS, CAN BE OBTAINED BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING UPON WRITTEN REQUEST. SEND REQUESTS TO MICROSEMI CORPORATION, P.O. BOX 26890, SANTA ANA, CALIFORNIA 92799-6890, ATTENTION: DAVID R. SONKSEN, SECRETARY.

                         OUTSTANDING VOTING SECURITIES
                         ------------------------------

          The Company's Common Stock, $.20 par value per share ("Common Stock"), constitutes the only class of outstanding securities of the Company entitled to notice of and to vote at the Meeting, including any adjournments or postponements thereof. On January 10, 1997 ("Record Date") the Company had issued and outstanding 8,320,837 shares of Common Stock (exclusive of shares held in the treasury). Only holders of record of the Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting, including any adjournments or postponements thereof. Each such holder of record is entitled, for all purposes, to one vote for each share so held on each matter submitted to a vote of stockholders.

                               VOTING PROCEDURES
                               ------------------

          A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the 8,320,837 outstanding shares of Common Stock at the close of business on the Record Date.

          Proxies marked as abstentions and proxies for shares held in street name designated by brokers as not voted will be treated as shares present for purposes of determining the presence of a quorum at the Meeting.

          Proposal 1, the election of directors, will be determined by a plurality vote, i.e., the stockholders elect those individuals up to the number of individuals to be elected receiving a number of votes greater than the number of votes for any other nominees who are not elected and receive votes.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

          The following table sets forth as of December 2, 1996, information concerning ownership of the Company's Common Stock by each director or executive officer, all officers and directors as a group, and each person known by the Company to own beneficially more than 5% of its outstanding Common Stock.

Name of Beneficial Owner
(and Address of Each 5%
Beneficial Owner) or                       Amount and Nature of       Percentage
Number of Persons in Group                 Beneficial Ownership        of Class
----------------------------------------   --------------------       ----------
Wechsler & Company, Inc.
105 South Bedford Road
Mount Kisco, NY 10549                           1,941,520(1)(2)         21.0%

Oregon Equity Fund
c/o Froley, Revy Investment Co., Inc.
10900 Wilshire Boulevard, Suite 1050
Los Angeles, CA 90024-6594                      1,119,152(1)(3)         12.3%

Philip Frey, Jr.
P. O. Box 26890
Santa Ana, CA 92799-6890                          959,187(4)            11.6%

Jiri Sandera                                       70,299(5)                *

Joseph M. Scheer                                    9,000(6)                *

Martin H. Jurick                                    6,000(7)                *

Brad Davidson                                      18,250(8)                *

Robert B. Phinizy                                   7,000(9)                *

David R. Sonksen                                   43,664(10)               *

Harold R. McKeighan                                43,125(11)               *

Andy T. S. Yuen                                    44,475(12)               *

All executive officers and directors
as a group (9)                                  1,201,000               14.3%

--------------------
*Indicates less than 1%

(1) Based upon information in a Schedule 13D filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(2) Includes 961,771 shares issuable upon conversion of convertible debentures, 333,070 shares issuable upon conversion of a subordinated convertible note and 2,000 shares owned by Norman J. Wechsler's son.

(3) Includes 611,131 shares issuable upon conversion of convertible debentures and 508,021 shares issuable upon conversion of a subordinated convertible note.

(4) Includes 152,975 shares under an option exercisable within 60 days, 104,133 shares issuable upon conversion of convertible debentures and 80,000 shares issuable upon conversion of a subordinated convertible note.

(5)  Includes 2,063 shares under options exercisable within 60 days.

(6)  Includes 6,000 shares under options exercisable within 60 days.

(7)  Includes 6,000 shares under options exercisable within 60 days.

(8)  Includes 7,000 shares under options exercisable within 60 days.

(9)  Includes 7,000 shares under options exercisable within 60 days.

(10) Includes 9,225 shares under options exercisable within 60 days.

(11) Includes 18,725 shares under options exercisable within 60 days and 100 shares held in an IRA account.

(12) Includes 33,725 shares under options exercisable within 60 days.

                             ELECTION OF DIRECTORS
                             ---------------------
                                  (Proposal 1)

     The Bylaws of the Company allow for a Board of Directors consisting of not less than three (3) and up to thirteen (13) members as fixed by the Board from time to time, and the Board has fixed the number of directors at six (6). Accordingly, six (6) directors shall be elected at the Meeting, and the six (6) nominees named below, are proposed by Management. The nominees proposed for election as directors will serve for a term of one year or until their successors are elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. While Management has no reason to believe that any nominee will be unable to or will not serve as a director, should any nominee become unable to serve or will not, for good cause, so serve, the persons named in the enclosed Proxy will have authority to vote for any substitute nominee designated by the Board of Directors.

     The six (6) candidates in the election of directors receiving the highest number of affirmative votes will be elected. Votes against a candidate or votes withheld, including abstentions and broker non-votes, have no legal effect on the election; however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Meeting are set forth below. Your Board of Directors recommends that you vote for the election of each of the nominees
                                   ---
named below.

                                   DIRECTORS
                                   ---------

                             Position With Company (in
                            Addition to Director) and
                               Principal Occupation                    Director
            Name              during Last Five Years        Age         Since
-------------------------------------------------------------------------------
Philip Frey, Jr.            Chairman of the Board            69          1972
                            since February 26, 1987;
                            President and Chief
                            Executive Officer since 1971

Jiri ("George") Sandera     Vice President--Engineering      73          1978
                            since 1974

Brad Davidson               President of Securities          41          1984
                            Pricing and Research, Inc.
                            from 1986 to the present;
                            formerly President of
                            Portico Securities
                            Corporation, a registered
                            securities dealer;
                            formerly Vice President of
                            Prudential-Bache
                            Securities; and formerly
                            an account executive for
                            Merrill Lynch Pierce
                            Fenner & Smith

Robert B. Phinizy           Private investor and             70          1992
                            consultant; Chairman,
                            Chief Executive Officer
                            and President of Genesco
                            Technology Corp., from
                            1972 to 1986; Captain,
                            United States Navy -
                            retired; and currently
                            Director of Biosonics Corp.


                             Position With Company (in
                            Addition to Director) and
                               Principal Occupation                    Director
            Name              during Last Five Years        Age         Since
-------------------------------------------------------------------------------
Joseph M. Scheer            Private investor and             70         1994
                            consultant; Director of
                            Rawson-Koenig Inc., Houston,
                            Texas since 1991; Member
                            Advisory Board Soligen Inc.,
                            Northridge, California since
                            1994; Director of Laserform,
                            Inc., Auburn Hills, Michigan
                            from 1989-1994.

Martin H. Jurick            Senior Vice President of         59         1995
                            Corporate Planning and
                            Director of Silicon
                            Systems, Inc. since 1978;
                            Director of Level One
                            Communications since 1991

                              EXECUTIVE OFFICERS
                              ------------------

     Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. Information is provided under the heading "Directors" above for Messrs. Philip Frey, Jr. and Jiri (George) Sandera.

                                Position with Company and
                                Principal Occupation during             Officer
            Name                     Last Five Years            Age      Since
-------------------------------------------------------------------------------
David R. Sonksen                Vice President--Finance,         51       1986
                                Chief Financial Officer,
                                Treasurer and Secretary
                                since 1986; formerly Vice
                                President--Controller of
                                Western Digital Corp., a
                                manufacturer of computer
                                products, from 1982 to
                                1986; formerly U.S.
                                Operations Controller of
                                Smith International Inc.,
                                from 1980 to 1982

Harold R. McKeighan             Vice President and General      54        1985
                                Manager of Microsemi
                                Corporation--Scottsdale
                                since 1985

Edwin S. Davis                  Vice President and General      72        1992
                                Manager of Microsemi
                                Corporation Watertown since
                                1992; formerly President of
                                North American Electronics,
                                from 1987 to 1991; and
                                formerly Operations Manager
                                of Unitrode Corporation's
                                Semiconductor Products
                                Division, from 1982 to 1987

Andy T.S. Yuen                  Vice President                  44        1989
                                International Operations
                                since 1989; Director
                                International Operations,
                                from 1983 to 1989

James M. Thomas                 Vice President Human            59        1989
                                Resources since 1989;
                                Director Human Resources
                                from 1981 to 1989


                       INFORMATION REGARDING THE BOARD OF
                       ----------------------------------
                         DIRECTORS AND ITS COMMITTEES
                         ----------------------------

     During the 1996 fiscal year, the Board of Directors held a total of four
(4) regularly scheduled or special meetings.

     The Audit Committee, consisting of directors Brad Davidson, Robert B. Phinizy and Joseph M. Scheer, reviews matters relating to the Company's internal and external audits. The Audit Committee held a total of two (2) meetings in fiscal year 1996 to review the fiscal year 1995 financial statements and audit and to review the plans for the fiscal year 1996 audit.

     The Compensation Committee, consisting of directors Brad Davidson, Martin
H. Jurick and Robert B. Phinizy, considers and approves the grant of stock options to and compensation for the Company's key employees. The Compensation Committee held three (3) meetings in fiscal year 1996.

     No standing committee of the Company has a function similar to the function of a "Nominating Committee."

     No director, during the period while serving as a Director or on any committees, attended fewer than 75% of the aggregated number of meetings held in fiscal year 1996 of the Board of Directors and of all relevant committees.

     During fiscal year 1996, directors who were not also officers of the Company each were paid a quarterly retainer fee of $2,500, plus fees of $1,000 for each Board of Directors meeting attended and $400 for each committee meeting attended, except that the chairman of each committee was paid $800 for each such meeting.

                            EXECUTIVE COMPENSATION
                            ----------------------

     The following table sets forth, for the fiscal year ended September 29, 1996, compensation received by Messrs. Frey, Sandera, Sonksen, McKeighan and Yuen. The notes to these tables provide additional specific information regarding compensation.

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                      Long Term Compensation
                                   -------------------------------------    --------------------------------------
                                                                            Restricted                  Long-Term
                                                                               Stock                  Incentive Plan    All Other
Name and                           Fiscal    Salary     Bonus     Other      Award(s)       Options      Payouts       Compensation
Principal Position                  Year      ($)        ($)       ($)          ($)           (#)          ($)          ($)401(k)
------------------                 ------   --------   --------   ------   -------------   ---------- ----------       ------------

                                                                                                                           (2)
Philip Frey, Jr.
 President, Chairman of              1996   310,000    194,434       (1)            -          9,800            -         3,781
 the Board, Director and             1995   285,969    206,864       (1)            -         11,600            -         2,429
 Chief Executive Officer             1994   255,468    102,358       (1)            -         13,000            -         1,977

Jiri ("George") Sandera
 Vice President,                     1996   142,251     54,544       (1)            -          3,600            -         3,329
 Engineering, and                    1995   135,808     39,936       (1)            -          3,700            -         2,706
 Director                            1994   129,094     28,780       (1)            -          4,650            -         1,910

David R. Sonksen
 Vice President-Finance,             1996   169,770     79,860       (1)            -          6,100            -         5,041
 Treasurer, Secretary                1995   158,000     83,426       (1)            -          6,300            -         4,149
 and Chief Financial                 1994   143,121     43,007       (1)            -          7,500            -         2,944
 Officer

Harold R. McKeighan
 Vice President-Microsemi            1996   156,415     62,748       (1)            -          6,100            -         2,823
 Scottsdale                          1995   143,834     84,335       (1)            -          6,300            -         2,854
                                     1994   134,524     37,099       (1)            -          7,500            -         1,767

Andy T.S. Yuen                       1996   128,627     60,506       (1)            -          6,100            -         3,499
 Vice President-International        1995   116,938     61,743       (1)            -          6,300            -         2,771
                                     1994   106,309     15,555       (1)            -          7,500            -         1.940

(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 1996, 1995 and 1994, respectively, or $50,000. Such perquisites have not been included in the table.

(2) Represents amounts contributed in 1996, 1995 and 1994 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 3% of such employee's annual salary.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                             Individual Grants
                         ---------------------------------------------------------
                                                                                     Potential Realizable
                                  % of Total                                            Value at Assumed
                                     Options                                          Annual Rates of Stock
                                   Granted to                                          Price Appreciation
                         Options    Employees              Exercise     Grant Date     For Option Term(1)
                         Granted    in Fiscal    Price    Expiration     Present     -----------------------
Name                       (#)        Year     ($/Share)     Date        Value ($)     5%($)        10%($)
----------------------   -------   ----------  ---------  ----------    ----------   -------     -----------
Philip Frey, Jr.           9,800      6.9%       $9.875   12/13/2005       $96,775   $60,861       $154,234
Jiri G. Sandera            3,600      2.5%       $9.875   12/13/2005       $35,550   $22,357       $ 56,658
David R. Sonksen           6,100      4.3%       $9.875   12/13/2005       $60,238   $37,883       $ 96,003
Harold R. McKeighan        6,100      4.3%       $9.875   12/13/2005       $60,238   $37,883       $ 96,003
Edwin S. Davis             6,100      4.3%       $9.875   12/13/2005       $60,238   $37,883       $ 96,003

(1) The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of options granted in fiscal 1996, assuming that the stock appreciates in value from the date of grant until the end of the option term at the specified annual rates (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES
              ---------------------------------------------------

                            Shares                     Number of Unexercised          Value of Unexercised
                           Acquired      Value           Options at Fiscal            In-the-Money Options
                         on Exercise    Realized           Year End (#)              at Fiscal Year End ($)
Name                         (#)          ($)       Exercisable    Unexercisable   Exercisable   Unexercisable
----------------------   ------------   --------   -------------   -------------   -----------   -------------
Philip Frey, Jr.               5,000      29,625         207,150          25,250     1,675,497          77,615
Jiri G. Sandera                2,588      15,331               -           8,700             -          25,584
David R. Sonksen                   -           -           5,825          14,575        30,623          42,558
Harold R. McKeighan            7,500      54,750          15,325          14,575       100,843          42,558
Edwin S. Davis                     -           -          10,325          14,575        64,030          42,558

                              RETIREMENT BENEFITS
                              -------------------

          In fiscal year 1993, the Company adopted a Supplemental Employee Retirement Plan ("SERP"), in which the only participants are eight (8) long-standing employees, including Messrs. Frey and Sandera. The SERP was approved by the Board of Directors on December 14, 1993. The SERP agreements provide annual payments for 10 years following the participant's retirement (age 66 or later). The annual payments range from 20% to 30% (30% for the two named executives) of the participant's final or designated year's salary. It is not possible to state in advance the exact amount of future commitments under the SERP to the Chief Executive Officer and the other executive officer named above. The amounts that would be due annually, after retirement at age 66 (normal retirement age), to Messrs. Frey and Sandera, respectively, would be estimated at $93,000 and $43,000.


                             EMPLOYMENT AGREEMENTS
                             ---------------------

          None of the executive officers has a written agreement covering employment, termination or change in control other than SERP as described above.

                     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                     ----------------------------------------------

          No person who acted as a director or executive officer of the Company and no security holder known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities, or any members of their respective immediate families, is known to have any material interest, direct or indirect, in any transaction or proposed transaction during the fiscal year ended September 29, 1996 in which the amount involved exceeds $60,000 and to which the Company or any subsidiary was or during the next fiscal year is to be a party.

                             SECTION 16(a) REPORTS
                             ----------------------

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own beneficially more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market ("NASDAQ"). Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms concurrently when they file them with the SEC and NASDAQ.

          Based solely on its review of the copies of Section 16(a) forms furnished to the Company and any written representations that no Form 5 reports were required, none of the Company's officers, directors or (to the Company's knowledge) greater than ten-percent beneficial owners failed to file, in a timely manner Section 16(a) reports.

                       COMPENSATION COMMITTEE INTERLOCKS
                       ---------------------------------
                           AND INSIDER PARTICIPATION
                           -------------------------

          No member of the Compensation Committee during the 1996 fiscal year was an officer or employee of the Company or any of its subsidiaries; or was formerly an officer of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT FOR FISCAL YEAR 1996 OF MICROSEMI CORPORATION

The compensation programs for executive management and certain other key employees are reviewed each year by the Compensation Committee. The committee considers the program's impact on each operating unit as well as the effect on corporate growth, profit, market position and goals set for that year, as well as for changes in corporate market focus and strategic goals for the next fiscal year. The committee reviews with the management of the company the business plans for the new fiscal year and compares them to the prior year. This review defines the relative potential contribution for each operating unit and together with discussions between corporate management and the managers of each unit, establishes goals for revenue and profits for participating profit center managers. The Compensation Committee then establishes the rewards to be received by each key executive relative to their contributions to net earnings from both their direct operating responsibility and the overall profits of the corporation. The committee also decides which operating units will be included in this measured program. Certain special profit centers are removed from the measured plan where the strategic goal assignments are not properly measured quantitatively. These smaller or special profit centers are placed into a second award pool from which bonus payments are allocated based on the achievement of the more subjective goals set by the corporate management. The Compensation Committee reviews these yearly with the corporate management and monitors the allocation process.

In addition, the operating unit key executives are responsible for meeting other strategic goals mutually agreed to between that key executive and the CEO. The goals typically are strategic opportunities and challenges available to the company in a changing market with competitive environments. In every reward review, the key executive is evaluated on: corporate earnings, divisional earnings, and subjective analysis on the goals achieved or progress achieved.

EXECUTIVE COMPENSATION PHILOSOPHY

The primary thrust of the compensation programs in the company continue to follow the belief that compensation must reflect the value created for the stockholders - both immediate and long term and consequently, the compensation programs reflect the following specific thesis:

 .    Rewards are tailored to fit the unique opportunities available to each business unit as well as the contributions each business unit makes to the corporate earnings and growth.

 .    The program utilizes short term achievement awards & long term incentives, normally stock options granted each year. The stock option grants are reviewed by the Compensation Committee, which manages the program. Grants can be in either or both qualified and non-qualified stock options. The executives with the potential to impact the future growth and profitability of the company are granted new options each year. Options typically have a 5 year vesting schedule and provide for executives' incentives to increase the value of the company over the long term.

 .    Salary reviews for the top executives are conducted each year.  This year the committee conducted a formal study by an outside consultant to guide the company in setting salary levels. The Company has followed the consultant's study results which yielded industry comparatives, for overall increase in pay and benefits. Only minor adjustments were required.

THE EXECUTIVE COMPENSATION COMPONENTS ARE:

 .    BASE SALARY:  Salaries are set at levels approximating the fiftieth
     -----------
     percentile for similar marketplace orientations. This year the CEO and the Compensation Committee reviewed each of the 14 highest paid executives and set the following year's pay for these executives. Factors considered, although subjectively and informally applied, are actual achievement, level of market opportunity, management skill in achieving goals and contributions to the overall corporate success. In fiscal 1996, the increases for key executives based on these factors ranged from 4% to 15% of base salary.

 .    THE CASH BONUS PROGRAM:  The Plan, as in prior years, provides cash awards
     ----------------------
     to executives and has been the means of achieving superior corporate results with slightly lower over-all executive compensation as compared to similar business units. These programs are formalized and consistently administered throughout the company. The bonus award can range from 0% to 80% of executive's annual salary. The bonus award components are based on overall corporate profit performance, direct profit results controlled by the executive and on subjective goals. For fiscal 1996, the goals that were set for the company's executive officers were considered generally to have been achieved, and executive bonuses were established that ranged from 15% to 63% of base salary, with 80% of base salary being the maximum possible bonus.

 .    STOCK OPTIONS:  Based on the current stock option plan as approved by the
     -------------
     stockholders, up to an additional 2% of the current outstanding shares of common stock are available annually for award to new and existing executives. Under this program key executives are allocated portions of the total annual award based upon the executive's responsibility level and other subjective measures. The company continues to believe that the stockholders' value is being significantly enhanced by this stock option program. Executives who are deemed to have the potential to impact the future growth and profitability of the company are granted new options each year, without regard to the number of options or shares that may already have been issued to such executives.

MR. FREY'S FISCAL YEAR 1996 COMPENSATION:

Mr. Frey's compensation for fiscal year 1996 consisted of a base salary, bonus, stock options and amounts under certain employee benefit plans. Mr. Frey's base salary is deemed to be competitive with companies of a similar size based on the just completed outside consultant survey. His annual bonus can range from 0% to 80% of his annual salary based upon two factors, 80% of this amount is based upon the overall financial performance of the Company and 20% upon his individual performance as an executive officer. The long-term portion of Mr. Frey's compensation is based primarily on stock options. The value of the stock option award is designed to be consistent with competitive practices of similar sized companies based on informal comparisons. In fiscal year 1996, Mr. Frey's salary increased 10% over fiscal year 1995 levels. The cash bonus was established at an amount that is approximately 63% of his salary compared with 70% in fiscal year 1995. The salary increase was attributable to corporate performance improvements, including earnings increases in fiscal 1996, as well as various subjective factors considered by the committee.

The compensation committee has reviewed the performance of the company and its executives for 1996 and believes that the executive and company's superior performances in fiscal 1996 speak well for the reward system administered by the committee.

                           THE COMPENSATION COMMITTEE


Brad Davidson              Marty Jurick                           Robert Phinizy

                               PERFORMANCE GRAPH
                               -----------------

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 27, 1991 and all dividends were reinvested. The Company's fiscal year ends on or about September 30 each year.

                                         09/27/91   09/25/92   10/01/93   09/30/94   09/29/95   09/27/96
MICROSEMI                                  100.0      142.9      357.1      257.1      672.3      560.7
NASDAQ STOCK  MARKET                       100.0      114.4      147.4      148.7      205.4      244.5
NASDAQ ELECTRONIC  COMPONENTS  STOCKS      100.0      134.8      269.7      258.0      514.4      619.1

                             STOCKHOLDER PROPOSALS
                             ---------------------

     Stockholder proposals intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Company no later than September 24, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

                            INDEPENDENT ACCOUNTANTS
                            -----------------------

     Price Waterhouse, independent accountants for the Company for the fiscal year ended September 29, 1996, has been selected by the Board of Directors to serve in the same capacity for the current fiscal year.

     A representative of Price Waterhouse is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

                                 OTHER MATTERS
                                 -------------

     The Board of Directors is not aware of any matter which will be presented for action at the Meeting other than the matters set forth herein; but should any other matter requiring a vote of the stockholders arise, it is intended that the enclosed Proxy include discretionary authority to vote on such other matters in accordance with the interests of the Company, in the best judgment of the person or persons voting the Proxies. In addition, the enclosed Proxy is intended to include discretionary authority to postpone or adjourn the meeting, to vote for any person's election to a position for which a bona fide nominee is named herein if such nominee named herein is unable to serve or for good cause will not serve, approval of minutes of the prior meeting without ratifying the actions taken at such meeting and any matters incident to the conduct of the Meeting.

     All stockholders are urged to complete, sign, date and promptly return the enclosed Proxy.

                                   By Order of the Board of Directors,


                                   /s/ DAVID R. SONKSEN
Santa Ana, California              ----------------------------------
January 17, 1997                   David R. Sonksen, Secretary

-------------------------------------------------------------------------------

Please mark, sign, date and return this proxy card promptly.

1. ELECTION OF DIRECTORS
   FOR all nominees listed below (except as marked to the contrary below) [_] WITHHOLD AUTHORITY to vote for all nominees listed below [_]
   (INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
   Philip Frey, Jr.
   Joseph M. Scheer
   Robert B. Phinizy
   Jiri G. Sandera
   Brad Davidson
   Martin H. Jurick

2. In their discretion, upon such other matters as may properly come before the meeting, this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
   IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

DATED:------------   ----------------------------------------------------------
                                 SIGNATURE OF STOCKHOLDER

DATED: -----------   ----------------------------------------------------------
                                 SIGNATURE OF STOCKHOLDER

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity please give their titles. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

                         PROXY SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF MICROSEMI CORPORATION
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 25, 1997

The undersigned shareholder of MICROSEMI CORPORATION hereby appoints Philip Frey, Jr. and Jiri G. Sandera, or either of them, the attorneys and proxies, with full power of substitution, to vote for the undersigned all shares of any class of shares of capital stock of MICROSEMI CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on February 25, 1997, at 10:00 A.M., (California time), and at any adjournments or postponements thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. The undersigned acknowledges receipt of this proxy and a copy of the Notice of Annual Meeting and Proxy Statement dated January 17, 1997. Said proxies are directed to vote or to refrain from voting pursuant to the Proxy Statement as checked on the left side hereon upon the following matters, and otherwise in their discretion.

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